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                               CONSENT OF COUNSEL

                              AIM INVESTMENT FUNDS

We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services - Other Service Providers - Counsel to the Trust" in the Statement of Additional Information for each portfolio of AIM Investment Funds (the "Trust"), all of which are included in Post-Effective Amendment No. 84 to the Registration Statement under the Securities Act of 1933, as amended (No. 033-19338), and Amendment No. 85 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-05426), on Form N-1A of the Trust.


                                        /s/ Stradley Ronon Stevens & Young, LLP
                                        ----------------------------------------
                                        Stradley Ronon Stevens & Young, LLP

Philadelphia, Pennsylvania
February 24, 2009